SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Beamz Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54662	94-3399024
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

15354 N. 83rd Way, Suite 101, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 480-424-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2014, Beamz Interactive, Inc. (the “Company”), closed an offering (the “Offering”), pursuant to which it issued a total of 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a price of $0.05 per share, with each purchaser also receiving warrants (the “Warrants”) for the purchase of an additional number of Shares of Common Stock equal to the number of shares they purchased in the Offering. Of the $1,000,000 received in the Offering, $400,000 was invested by affiliates of members of the Company’s Board of Directors, including Charles R. Mollo, who is also our Chief Executive Officer.

The Warrants have a term of three years and an exercise price of $.05 per share of Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

As further described in Item 1.01 above, on July 15, 2014, the Company issued the Shares and Warrants in the Offering.

The issuances described above were made in private transactions or private placements intending to meet the requirements of one or more exemptions from registration, including the exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAMZ INTERACTIVE, INC
Date: July 15, 2014

By: /s/ Charles R. Mollo
Charles R. Mollo, Chief Executive Officer